Exhibit 99.1

Compass Reports Third Quarter 2021 Results

Company Reports 47% Revenue Growth, Positive Adjusted EBITDA, and Raises FY 2021

Guidance

New York, NY - November 10, 2021 - Compass, Inc. (NYSE: COMP) today announced its consolidated financial and operational results for the three months ended September 30, 2021. 3Q21 Revenue grew 47% year-over-year to $1.74 billion, with a GAAP Net Loss of $100 million and an Adjusted EBITDA of $12 million. Compass’ technology and services platform helped the company deliver 36% transaction growth compared to the prior year. The company remains confident in achieving Adjusted EBITDA profitability in full-year 2022.

Complete results can be found in the company’s 3Q21 Shareholder Letter on the Investor Relations section of Compass’ website at https://investors.compass.com.

“For the third consecutive quarter as a public company, Compass agents outperformed in a highly competitive market delivering $69.1 billion in Gross Transaction Value, a 45% increase year over year, and revenue of $1.74 billion, up 47% year over year,” said Robert Reffkin, Founder, Chairman, and CEO of Compass. “The Compass platform, services and support continue to create business value and growth for our agents, who delivered a 36% increase in transactions, outperforming the industry where transactions decreased 1% during the same period. Our national market share was 5.4% in the quarter, up from 4.1% in the same quarter last year.”

3Q21 Financial Highlights:

•	Revenue increased by 47% year-over-year to a third quarter record of $1.74 billion as transactions increased 36%.

•	GAAP Net Loss was $(100) million, compared to $(14) million in 3Q20.

•	GAAP Net Loss margin was (5.7%), compared to (1.1%) in 3Q20.

•	Adjusted EBITDA[1] was $12 million, compared to $11 million in 3Q20.

•	Adjusted EBITDA margin was 0.7%, compared to 0.9% in 3Q20.

•	Adjusted EBITDA increased year-over-year even with continued planned investments in agents, the platform, market expansion, and the scaling of Adjacent Services.

3Q21 Operational Highlights:

•	Agents: Average Number of Principal Agents was 11,616, an increase of 987 from 2Q21.

•

Transactions: Compass agents closed a third quarter record 62,349 Total Transactions, up 36% year-over-year, compared to a 1% decline in transactions for the residential real estate market[2]. Each of our Principal Agents generated on average 5.4 transactions on our platform in the quarter, up 3% year-over-year.

[1]	A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
[2]

We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. (1)% figure based on NAR (National Association of Realtors) data as of September 2021.

•

Gross Transaction Value (“GTV”)[3]: GTV of $69.1 billion increased by 45% year-over-year. This was a third quarter record for Compass, reflecting strong transaction volume and higher average transaction values. GTV per average principal agent was $5.9 million, up 10% year-over-year.

•	Markets: In 3Q21, Compass entered 5 new markets, bringing the total markets served to 67 at the end of the quarter. Compass’ national market share was 5.4%[4] in 3Q21, up from 4.1% in 3Q20.

3Q21 Platform Highlights:

•

Compass is simplifying today’s complex, paper-driven, antiquated workflow to empower real estate agents to deliver an exceptional experience to every buyer and seller. Our platform is a combination of integrated software as well as value-added services, all tailored to the needs of the real estate industry.

•	Total sessions on the platform grew by 31% year-over-year.

•	Major feature enhancements during the quarter included an expansion of team collaboration capabilities, the introduction of a video messaging tool, and improved search.

•

Title and Escrow: Since the close of the second quarter, Compass expanded its Title & Escrow offering into 4 new states, increasing our coverage to approximately half of our Total Transaction volume, effectively giving us more opportunities to drive incremental revenue on each of our transactions. Compass’ Title & Escrow services were utilized on a mid-single digit percentage of our Total Transactions in 3Q21.

•

Mortgage: In 2Q21, Compass announced the formation of OriginPoint, a mortgage origination joint venture. OriginPoint has obtained the required licenses to provide mortgage services in 6 states to date, is hiring loan officers, and has set up its first warehouse line of credit. We are on track to originate our first mortgage in 4Q21 as planned.

Guidance for 4Q21 and FY2021:

•	FY2021 Revenue of $6.375 billion to $6.425 billion, compared to prior guidance of $6.15 billion to $6.35 billion.

[3]

Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction.

[4]

We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR.

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•	FY2021 Adjusted EBITDA of $(25) million to $(5) million, compared to prior guidance of $(85) million to $(45) million.

•	4Q21 Revenue of $1.575 billion to $1.625 billion.

•	4Q21 Adjusted EBITDA of $(75) million to $(55) million.

•	We remain confident in achieving Adjusted EBITDA profitability in 2022.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Information

Management will conduct a conference call to discuss the third quarter results and outlook for 2021 at 4:30 p.m. ET on November 10, 2021. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 3Q21 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call’s completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Compass and its market opportunity, including expected financial results for the fourth quarter and full year of 2021, our ability to achieve Adjusted EBITDA profitability in 2022, and our expectations around originating our first mortgage in the fourth quarter of 2021. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Compass as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends; our ability to achieve expected benefits from our mortgage business and our joint venture, OriginPoint; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; our ability to innovate and continuously improve and expand our platform; the impact of the COVID-19 pandemic on our business; our ability to compete successful in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; our ability to expand our business and offer additional adjacent services, including with respect to any joint ventures; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business

212 913 9058     |     90 Fifth Avenue, New York, New York 10011     |     compass.com

conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of COVID-19 on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 10, 2021, which is available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Compass on the date hereof, and Compass assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. Compass uses Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA and Adjusted EBITDA margin are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including net loss and our other GAAP results. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are not presented in accordance with GAAP and the use of these terms varies from others in our industry.

Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release and investors are encouraged to review these reconciliations.

212 913 9058     |     90 Fifth Avenue, New York, New York 10011     |     compass.com

About Compass

Founded in 2012, Compass is a leading real estate technology company, providing an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact

Ben Barrett

ben.barrett@compass.com

Media Contact

Chris O’Brien

chris.obrien@compass.com

212 913 9058     |     90 Fifth Avenue, New York, New York 10011     |     compass.com

Compass, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$791.4	$440.1
Accounts receivable, net of allowance	55.5	54.8
Compass Concierge receivables, net of allowance	49.4	49.5
Other current assets	84.4	54.9

Total current assets	980.7	599.3
Property and equipment, net	151.3	141.7
Operating lease right-of-use assets	458.9	426.6
Intangible assets, net	127.5	45.6
Goodwill	182.6	119.8
Other non-current assets	46.2	32.1

Total assets	$1,947.2	$1,365.1

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$35.3	$36.6
Commissions payable	73.0	62.0
Accrued expenses and other current liabilities	215.7	106.8
Current lease liabilities	80.2	68.1
Concierge credit facility	18.7	8.4

Total current liabilities	422.9	281.9
Non-current lease liabilities	457.8	435.9
Other non-current liabilities	36.6	23.5

Total liabilities	917.3	741.3

Convertible preferred stock	—	1,486.7

Stockholders’ equity (deficit)
Common stock	—	—
Additional paid-in capital	2,445.4	238.0
Accumulated deficit	(1,420.2)	(1,100.9)

Total Compass, Inc. stockholders’ equity (deficit)	1,025.2	(862.9)
Non-controlling interest	4.7	—

Total stockholders’ equity (deficit)	1,029.9	(862.9)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,947.2	$1,365.1

Compass, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$1,743.6	$1,188.5	$4,808.9	$2,490.5
Operating expenses:
Commissions and other related expense (1)	1,430.6	979.4	3,963.2	2,047.2
Sales and marketing (1)	130.6	99.7	366.2	297.0
Operations and support (1)	97.0	53.3	263.7	158.9
Research and development (1)	89.7	33.7	259.8	106.7
General and administrative (1)	79.5	22.7	231.8	75.7
Depreciation and amortization	16.7	13.0	45.1	38.1

Total operating expenses	1,844.1	1,201.8	5,129.8	2,723.6

Loss from operations	(100.5)	(13.3)	(320.9)	(233.1)
Investment income, net	0.1	—	0.1	2.0
Interest expense	(0.7)	(0.2)	(1.8)	(0.2)

Loss before income taxes	(101.1)	(13.5)	(322.6)	(231.3)
Benefit from income taxes	1.3	—	3.3	0.9

Net loss	$(99.8)	$(13.5)	$(319.3)	$(230.4)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.12)	$(1.06)	$(2.11)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	392,979,596	110,447,900	300,303,264	109,448,680

(1)	Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Commissions and other related expense	$26.3	$0.5	$82.6	$5.1
Sales and marketing	10.3	2.6	27.9	8.0
Operations and support	4.5	0.7	12.3	2.2
Research and development	13.2	0.3	76.2	1.1
General and administrative	16.8	2.0	93.9	13.8

Total stock-based compensation expense	$71.1	$6.1	$292.9	$30.2

Stock-based compensation expense for the nine months ended September 30, 2021 includes the following amounts related to a one-time acceleration of stock-based compensation expense in connection with the IPO (in millions):

IPO Related Expense
Commissions and other related expense	$41.7
Sales and marketing	1.8
Operations and support	3.1
Research and development	46.9
General and administrative	55.0

Total stock-based compensation expense	$148.5

Compass, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(319.3)	$(230.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	45.1	38.1
Stock-based compensation	292.9	30.2
Change in acquisition related contingent consideration	(4.4)	5.5
Bad debt expense	8.9	12.7
Amortization of debt issuance costs	0.9	0.1
Changes in operating assets and liabilities:
Accounts receivable	1.6	(65.7)
Compass Concierge receivables	(7.1)	0.9
Other current assets	(29.6)	14.9
Other non-current assets	(13.4)	(2.8)
Operating lease right-of-use assets and operating lease liabilities	1.6	33.2
Accounts payable	(2.4)	(12.8)
Commissions payable	8.8	56.9
Accrued expenses and other liabilities	64.7	31.1

Net cash provided by (used in) operating activities	48.3	(88.1)

Investing Activities
Proceeds from sales and maturities of marketable securities	—	55.5
Capital expenditures	(33.6)	(34.8)
Payments for acquisitions, net of cash acquired	(127.3)	(0.8)

Net cash (used in) provided by investing activities	(160.9)	19.9

Financing Activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	1.0
Proceeds from exercise and early exercise of stock options	19.1	6.8
Proceeds from drawdowns on Concierge credit facility	29.6	8.2
Repayments of drawdowns on Concierge credit facility	(19.3)	—
Payments of contingent consideration related to acquisitions	(8.2)	(3.2)
Payments of debt issuance costs for credit facilities	(1.9)	—
Proceeds from capital contribution of non-controlling interest in OriginPoint, LLC joint venture	5.0	—
Proceeds from issuance of common stock upon initial public offering, net of offering costs	439.6	—

Net cash provided by financing activities	463.9	12.8

Net increase (decrease) in cash and cash equivalents	351.3	(55.4)
Cash and cash equivalents at beginning of period	440.1	491.7

Cash and cash equivalents at end of period	$791.4	$436.3

Compass, Inc.

Net Loss to Adjusted EBITDA Reconciliation

(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(99.8)	$(13.5)	$(319.3)	$(230.4)
Adjusted to exclude the following:
Depreciation and amortization	16.7	13.0	45.1	38.1
Investment income, net	(0.1)	—	(0.1)	(2.0)
Interest expense	0.7	0.2	1.8	0.2
Stock-based compensation	71.1	6.1	292.9	30.2
Benefit from income taxes	(1.3)	—	(3.3)	(0.9)
Restructuring charges (1)	—	1.2	—	10.2
Acquisition-related expenses (2)	3.6	4.0	14.5	7.1
Litigation charge (3)	21.3	—	21.3	—

Adjusted EBITDA	$12.2	$11.0	$52.9	$(147.5)

(1)

For the three and nine months ended September 30, 2020, restructuring charges included $0 million and $6.0 million, respectively, in severance expense and $1.2 million and $4.2 million, respectively, in lease termination costs. The Company did not recognize any restructuring charges during the three and nine months ended September 30, 2021.

(2)

For the three months ended September 30, 2021 and 2020, acquisition-related expenses includes $3.9 million gain and $0.5 million loss, respectively, as a result of changes in the fair value of contingent consideration and $7.5 million and $3.5 million in expense, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods. For the nine months ended September 30, 2021 and 2020, acquisition-related expenses includes a $4.4 million gain and a $5.4 million loss, respectively, as a result of changes in the fair value of contingent consideration and $18.9 million and $1.7 million in expenses, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods.

(3)	Represents a charge of $21.3 million in connection with the settlement in principle for the Avi Dorfman and RentJolt, Inc. matter.

Compass, Inc.

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In millions, unaudited)

	Three Months Ended September 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,430.6	$130.6	$97.0	$89.7	$79.5
Adjusted to exclude the following:
Stock-based compensation	(26.3)	(10.3)	(4.5)	(13.2)	(16.8)
Acquisition-related expenses	—	—	(3.6)	—	—
Litigation charge	—	—	—	—	(21.3)

Non-GAAP Basis	$1,404.3	$120.3	$88.9	$76.5	$41.4

	Three Months Ended September 30, 2020
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$979.4	$99.7	$53.3	$33.7	$22.7
Adjusted to exclude the following:
Stock-based compensation	(0.5)	(2.6)	(0.7)	(0.3)	(2.0)
Restructuring charges	—	(1.2)	—	—	—
Acquisition-related expenses	—	—	(4.0)	—	—

Non-GAAP Basis	$978.9	$95.9	$48.6	$33.4	$20.7

	Nine Months Ended September 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$3,963.2	$366.2	$263.7	$259.8	$231.8
Adjusted to exclude the following:
Stock-based compensation	(82.6)	(27.9)	(12.3)	(76.2)	(93.9)
Acquisition-related expenses	—	—	(14.5)	—	—
Litigation charge	—	—	—	—	(21.3)

Non-GAAP Basis	$3,880.6	$338.3	$236.9	$183.6	$116.6

	Nine Months Ended September 30, 2020
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$2,047.2	$297.0	$158.9	$106.7	$75.7
Adjusted to exclude the following:
Stock-based compensation	(5.1)	(8.0)	(2.2)	(1.1)	(13.8)
Restructuring charges	—	(5.7)	(2.9)	(0.7)	(0.9)
Acquisition-related expenses	—	—	(7.1)	—	—

Non-GAAP Basis	$2,042.1	$283.3	$146.7	$104.9	$61.0